                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

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                                                            EXHIBIT 5.1
                                 March 30, 1999



Dura Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

                 Re:      Dura Automotive Systems, Inc.
                          Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-71483-1)

Ladies and Gentlemen:

                  We are acting as special counsel to Dura Automotive Systems, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to 321,900 shares (the "Shares") of its Class A Common Stock, par value $.01 per share, to be issued and sold by the Company under a Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-71483-1), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued upon the exercise of outstanding awards granted under the 1994 Stock Compensation Plan (the "Plan") of Excel Industries, Inc. ("Excel"). The Company recently acquired Excel through a merger of Excel with and into a wholly owned subsidiary of the Company.

                  In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any

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                                KIRKLAND & ELLIS


Dura Automotive Systems, Inc.
March 30, 1999
Page 2

facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates.

                  Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the internal laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

                  (1) The Company is a corporation existing and in good standing under the laws of the State of Delaware.

                  (2) The Shares are duly authorized and reserved for issuance under the Plan, and, when (i) the Registration Statement becomes effective under the Act, (ii) the Shares have been duly executed and delivered on behalf of the Company countersigned by the Company's transfer agent/registrar and (iii) the Shares are issued in accordance with the terms of the Plan upon receipt of the consideration to be paid therefor of at least $0.01 per share, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Plan.

                  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

                                KIRKLAND & ELLIS

Dura Automotive Systems, Inc.
March 30, 1999
Page 3

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Illinois, the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

                  This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.


                                                 Very truly yours,

                                                 /s/ Kirkland & Ellis

                                                 KIRKLAND & ELLIS